UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2007

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 9, 2007, Agile Software Corporation, a Delaware corporation (the “Company”), issued a press release announcing that it has received a letter from The NASDAQ Stock Market, stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had stayed, or postponed, the decision of the Nasdaq Listing Qualification Panel (the “Panel”), announced by Agile on December 13, 2006, that could have resulted in Agile being delisted from Nasdaq as early as January 9, 2007. Further, the Listing Council has determined to review the Panel’s decision with respect to possible delisting of Agile. The Panel’s decision resulted from the Company’s inability to file its Form 10-K for its year ended April 30, 2006, and its Form 10-Q for the first two quarters of its 2007 fiscal year, due to an ongoing review, initiated by the Company, of the Company’s stock options grant practices.

As a result of the Listing Council determination to stay and review the Panel’s decision, Agile has until February 2, 2007, to submit to Nasdaq information it wishes the Listing Council to consider in its review process. After considering Agile’s submission and information received from the Nasdaq Listing Qualifications Department, including current financial information regarding the Company, which has been provided to the market by the Company, the Listing Council will review the Panel’s decision. Agile cannot predict when, after February 2, 2007, the Listing Council will complete its review and render a decision or whether the Listing Council will chose to extend the date by which the Company must be in compliance with its SEC filing requirements in order to avoid a delisting.

The NASDAQ Stock Market previously determined that Agile had until January 8, 2007 to become compliant with its filing obligations under the Securities Exchange Act of 1934, in order to avoid possible delisting. The Company is unable to timely make such filings until the previously announced review of its stock option grant practices is completed and it determines the amount, and applicable periods, of the non-cash, pre-tax charges for stock- based compensation expense that it must recognize. The review is substantially complete, and Agile is in the process of making that determination. Although no assurances can be given, the Company has targeted the completion of that determination by the end of January and the filing of the 10-K and 10Qs as early as the end of February.

Agile also announced that another shareholder derivative lawsuit had been filed in the United States District Court for the Northern District of California on January 3, 2007, naming the Company as a nominal defendant and also naming as defendants certain of the Company’s present and former officers and directors. The lawsuit makes claims with respect to the Company’s awarding of stock option grants, alleging that backdated stock options were granted by the Company from April 2000 through November 2002. On December 11, 2006, Agile announced the filing of a similar derivative action. The Company’s board of directors and management intends to review the allegations of the lawsuit and will address the matter and respond in a manner the Board considers to be in the best interests of the shareholders.

This Form 8-K and the attached press release contain “forward-looking statements,” as defined under Federal securities laws, including with respect to target dates by which the Company may be able to complete the calculation of certain stock-based compensation expenses and file its Form 10-K for its year ended April 30, 2006 and its Form 10-Qs for the first two quarters of its 2007 fiscal year. These forward looking statements are based on the Company’s current expectations, estimates and projections, and management’s beliefs and assumptions, with respect to the time necessary to complete these efforts, all of which are subject to change. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause the Company’s actual results to differ include, but are not limited to: the possibility that issues arise in the process of completing those efforts which delay the completion process; and the impact, on such expectations, of the other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in the Company’s business, please see “Risk Factors” included in its Annual Report on Form 10-K for the year ended April 30, 2005, and in its Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise its forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 9, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2007	AGILE SOFTWARE CORPORATION

	By:	/s/ Douglas Clark Neilsson
Douglas Clark Neilsson
Senior Vice President

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